CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Class A Shares, Class C Shares, Institutional Class Shares, and Trust Class Shares Prospectuses of Neuberger Berman Large Cap Value Fund (formerly Neuberger Berman Dividend Fund) (one of the series of the Neuberger Berman Equity Funds), and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Neuberger Berman Large Cap Value Fund’s Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 144 to the Registration Statement (Form N-1A, No. 2-11357) of our report dated October 22, 2008 on the financial statements and financial highlights of Neuberger Berman Dividend Fund (one of the series of Neuberger Berman Equity Funds) included in the August 31, 2008 Annual Reports to Shareholders of Neuberger Berman Equity Funds.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 10, 2009